EXHIBIT-99.906CERT
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This periodic report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Kevin M. McClintock
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Kevin M. McClintock
President
The DLB Fund Group

/s/ DeAnne B. Dupont
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DeAnne B. Dupont
Treasurer
The DLB Fund Group

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to The DLB Fund Group and will be retained by The DLB Fund Group and furnished to the SEC or its staff upon request.